EXHIBIT 99.3

Citigroup Inc.
EUR 750,000,000 3.625% Fixed Rate Notes due March 2011
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR").
3.	Aggregate Nominal Amount:	EUR 750,000,000.
4.	Issue Price:	101.150%. of the Aggregate Nominal Amount.
5.	Specified Denominations:	EUR 1,000.
6.	Issue Date:	28 March 2006.
7.	Maturity Date:	28 March 2011.
8.	Interest Basis:	The Notes bear interest payable annually in arrears at a fixed rate of interest as described below from, and including, the Issue Date to, but excluding, 28 March 2011.
9.	Redemption/Payment Basis:	Redemption at par.
10.	Status of the Notes:	Senior.
11.	Listing:	Regulated market of the Luxembourg Stock Exchange.

PROVISIONS RELATING TO INTEREST

12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	3.625% per annum payable annually in arrears.
	(ii) Interest Payment Dates:	28 March in each year from, and including, 28 March 2007 to, and including, 28 March 2011.
	(iii) Fixed Coupon Amount:	EUR 36.25 per Note of EUR 1,000.
	(iv) Day Count Fraction:	Actual/Actual (ICMA).

PROVISIONS RELATING TO REDEMPTION

13.	Final Redemption Amount of each Note:	Par.
14.	Early Redemption Amount of each Note:	Par, payable on redemption for taxation reasons or on event of default

GENERAL PROVISIONS APPLICABLE TO THE NOTES

15.	Form of Notes:	Bearer Notes
16.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable.
17.	Consolidation provisions:	Applicable for further issuances.

DISTRIBUTION

18.	TEFRA:	The D Rules are applicable.

OPERATIONAL INFORMATION

19.	ISIN Code:	XS0248814401.
20.	Common Code:	024881440.